UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2014 (July 21, 2014)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
11 West 42nd Street New York, New York		10036
(Address of principal executive offices)		(Zip Code)

(212) 461-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 21, 2014, CIT Group Inc. (“CIT”) entered into an Agreement and Plan of Merger by and among CIT, IMB Holdco LLC (“OneWest”), Carbon Merger Sub LLC, a wholly owned subsidiary of CIT (“Merger Sub”) and JCF III HoldCo I L.P., in its capacity as the holders’ representative (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, OneWest will merge with and into Merger Sub with Merger Sub surviving as a wholly-owned subsidiary of CIT (the “Merger”). It is expected that simultaneously with the Merger, CIT Bank, a Utah-state chartered bank and a wholly owned subsidiary of CIT, will merge with and into OneWest Bank N.A., a national bank and a wholly owned subsidiary of OneWest (“OneWest Bank”), with OneWest Bank surviving as a wholly owned subsidiary of CIT (the “Bank Merger” and the surviving bank, the “Surviving Bank”).

Subject to the terms and conditions set forth in the Merger Agreement, the aggregate merger consideration payable by CIT is an amount equal to (x) 1.3 times OneWest’s required capital (as defined in the Merger Agreement) plus (y) 1.0 times OneWest’s excess capital (as defined in the Merger Agreement), in each case based on its audited June 30, 2014 balance sheet, subject to certain adjustments, including among others, a reduction for the tax-effected amount of certain transaction expenses and a $10.8 million reduction relating to certain retention awards to be made to OneWest employees (such adjusted amount, the “Net Merger Consideration”). The Net Merger Consideration of approximately $3.4 billion will be comprised of approximately 59% cash (approximately $2 billion) and 41% shares of CIT’s common stock (“CIT Common Stock”), which translates into approximately 31.3 million shares of CIT Common Stock using the fixed CIT stock price of $44.33 specified in the Merger Agreement. Unvested common interests of OneWest held by accredited investors will be exchanged in the Merger for an award of unvested CIT restricted shares with a value determined based on the merger consideration per common interest. $116 million of the merger consideration will be retained by CIT as a holdback for certain potential liabilities relating to OneWest.

Completion of the Merger is subject to certain customary mutual conditions, including (1) the receipt of required regulatory approvals for the Merger and the Bank Merger from the Federal Reserve Board, and the Office of the Comptroller of the Currency, (2) the absence of a burdensome condition (as defined in the Merger Agreement) imposed on the parties in connection with the consummation of the Merger or the Bank Merger and the other transactions contemplated by the Merger Agreement, (3) the absence of any law or order prohibiting the consummation of the Merger or Bank Merger, (4) the authorization for listing on the New York Stock Exchange of the shares of CIT Common Stock to be issued in the Merger, (5) subject to certain exceptions, the accuracy of the representations and warranties of the other party subject to a material adverse effect standard (as defined in the Merger Agreement), (6) material compliance by the other party of its obligations under the Merger Agreement, (7) the absence of a material adverse effect on the other party following the date of the Merger Agreement and (8) receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. In addition, the obligations of CIT to complete the Merger are subject to additional conditions, including (1) the receipt of consent or non-objection in respect of certain specified agreements including agreements with the FDIC and that such agreements remain in full force and effect with no material breach by OneWest at the closing of the Merger, (2) that the Retention Agreements (other than as a result of death or disability), Stockholders Agreement and Selling Interestholder Restrictive Covenant Agreements each remain in effect with no breach by the counterparty thereunder at the closing of the Merger, (3) that Joseph Otting remain employed by OneWest (other than as a result of death or disability) at the closing of the Merger, (4) payment of any dividends approved by the regulators of OneWest Bank to OneWest and (5) that regulatory approval for the Merger and Bank Merger contemplate CIT’s ability to complete aggregate stock repurchases announced on July 22, 2014 of $500 million.

The Merger Agreement provides certain termination rights for both CIT and OneWest. Upon termination of the Merger Agreement, each party is relieved of its duties and obligations under the Merger Agreement (other than certain limited and customary obligations that survive termination), except that no termination will relieve any party from liability arising from any willful and material breach of the Merger Agreement.

Pursuant to the terms of the Merger Agreement, at the closing of the Merger, CIT will appoint Steven Mnuchin as Vice Chairman of CIT and Chairman of the Surviving Bank (which are each executive positions and not board positions) and will appoint Joseph Otting as Co-President of CIT and Chief Executive Officer and President of the Surviving Bank. CIT also agreed to increase the size of its board by two directors and will appoint Mr. Mnuchin and Alan Frank as directors at the closing of the Merger. Effective as of the closing of the Bank Merger, the board of the Surviving Bank will be the same as the CIT board of directors, except Mr. Otting and Nelson Chai will be added to the board of the Surviving Bank.

The summary of the Merger Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 hereto and incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about CIT, OneWest, the holders’

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representative or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of CIT, OneWest, the holders’ representative or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by CIT.

Stockholders Agreement

In connection with the Merger Agreement, on July 21, 2014, CIT entered into a Stockholders Agreement (the “Stockholders Agreement”) with certain OneWest interestholders who collectively own over 90% of OneWest’s common interests (the “Holders”). Pursuant to the Stockholders Agreement, the Holders agreed (i) not to form a “group” with other Holders with respect to any voting securities of CIT or otherwise act with other Holders to seek to control or influence CIT’s board or the management or policies, (ii) not to transfer any shares of CIT Common Stock received in the Merger for 90 days following the closing of the Merger, subject to certain exceptions, (iii) not to transfer more than half of each Holder’s shares of CIT Common Stock received in the Merger for 180 days following the closing of the Merger, subject to certain exceptions, and (iv) not transfer any shares of CIT Common Stock received in the Merger to a person or group who, to the knowledge of such Holder, would beneficially own 5% or more of the outstanding CIT Common Stock following such transfer, subject to certain exceptions. The restrictions on each Holder remain in effect until such Holder owns 20% or less of the shares of CIT Common Stock received by such Holder in the Merger. CIT also granted the Holders one collective demand right and piggy-back registration rights.

The foregoing summary of the Stockholders Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stockholders Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Retention Letter Agreements

In connection with the Merger Agreement, on July 21, 2014, CIT entered into retention letter agreements with Steven Mnuchin and Joseph Otting to be effective upon the closing of the Merger. Mr. Mnuchin and Mr. Otting also entered into restrictive covenant agreements on July 21, 2014 in their capacity as selling stockholders which contain customary non-compete and non-solicitation provisions with respect to the 3-year period following the closing of the Merger.

Pursuant to the terms of their retention letter agreements, upon completion of the Merger, Mr. Mnuchin will be appointed Vice Chairman of CIT and Chairman of the Surviving Bank (which are each executive positions and not board positions) and as a member of the board of directors CIT, and Joseph Otting will be appointed Co-President of CIT and Chief Executive Officer and President of the Surviving Bank. In consideration for their services to CIT and its affiliates, Messrs. Mnuchin and Otting will each be eligible for a total target annual compensation opportunity of $4,500,000. The total target annual compensation opportunity, which currently consists of annual base salary, target short-term incentive opportunity and target long-term incentive opportunity, will be allocated in the manner determined by CIT’s compensation committee, provided that, Messrs. Mnuchin’s and Otting’s annual base salary will be at least $750,000. In addition, upon the closing of the Merger, Mr. Otting will receive an initial CIT restricted stock unit award with a grant date fair market value of $7.5 million, vesting ratably on the first three anniversaries of grant subject to Mr. Otting’s continued employment, and a retention CIT restricted stock unit award with a grant date fair market value of $5 million, vesting in full on the third anniversary of grant subject to Mr. Otting’s continued employment.

If the employment of Messrs. Mnuchin or Otting were terminated without cause or for good reason prior to the third anniversary of the closing of the Merger, subject to the execution of a release of claims, they would be entitled to a lump sum severance payment approximately equal to their remaining total target annual compensation opportunity for the three-year period following the closing of the Merger, or such greater amount as would be payable to senior executives under CIT’s Employee Severance Plan. In addition, upon such a termination of employment, Mr. Otting’s initial CIT restricted stock unit award and retention CIT restricted stock unit award would vest in full.

The foregoing summary of the retention letter agreements with Messrs. Mnuchin and Otting does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Retention Letter Agreement, dated July 21, 2014, between CIT Group Inc. and Steven Mnuchin, which is filed as Exhibit 10.2 to this Form 8-K, and the Retention Letter Agreement, dated July 21, 2014, between CIT Group Inc. and Joseph Otting and Attached Restricted Stock Unit Award Agreements, which are filed as Exhibit 10.3 to this Form 8-K.

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Item  3.02. Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, which is hereby incorporated by reference, pursuant to the Merger Agreement, the Company has agreed, subject to the terms and conditions of the Merger Agreement, to issue approximately 41% of the Net Merger Consideration in shares of CIT common stock based on a fixed stock price of $44.33 per share. As of the date of the Merger Agreement, CIT expects to issue 31.3 million shares of common stock. The issuance of such shares upon closing of the Merger is a private transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item  5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

Arrangements of Certain Officers

In connection with entry into the Merger Agreement, on July 21, 2014, CIT entered into a retention letter agreement with Nelson Chai, its President of North American Commercial Finance and President (to become Co-President of CIT upon the closing of the Merger), to be effective upon the closing of the Merger. The retention letter agreement provides that, upon the closing of the Merger, Mr. Chai will be granted a retention CIT restricted stock unit award with a grant date fair market value of $5 million, vesting in full on the third anniversary of grant subject to Mr. Chai’s continued employment. If Mr. Chai’s employment were terminated without cause or for good reason prior to the third anniversary of the closing of the Merger, his retention CIT restricted stock unit award would vest in full.

The foregoing summary of the retention letter agreement with Mr. Chai does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Retention Letter Agreement, dated July 21, 2014, between CIT Group Inc. and Nelson Chai and Attached Restricted Stock Unit Award Agreement, which is filed as Exhibit 10.4 to this Form 8-K.

For information regarding certain agreements with Mr. Mnuchin and Mr. Otting, see “Retention Letter Agreements” in Item 1.01 of this Current Report on Form 8-K, which is also incorporated by reference into this Item 5.02.

Item 9.01. Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

2.1	Agreement and Plan of Merger, by and among CIT Group Inc., IMB Holdco LLC, Carbon Merger Sub LLC and JCF III HoldCo I L.P., dated as of July 21, 2014.
10.1	Stockholders Agreement, by and among CIT Group Inc. and the parties listed on the signature pages thereto, dated as of July 21, 2014.
10.2	Retention Letter Agreement, dated July 21, 2014, between CIT Group Inc. and Steven Mnuchin.
10.3	Retention Letter Agreement, dated July 21, 2014, between CIT Group Inc. and Joseph Otting and Attached Restricted Stock Unit Award Agreements.
10.4	Retention Letter Agreement, dated July 21, 2014, between CIT Group Inc. and Nelson Chai and Attached Restricted Stock Unit Award Agreement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this Current Report on Form 8-K, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that (i) CIT does not receive or satisfy regulatory or other approvals and conditions on a timely basis or approvals are subject to conditions that are not anticipated, (ii) modifications to the terms of the transaction may be required in order to obtain or satisfy such approvals or conditions, (iii) there are changes in the anticipated timing for closing the transaction, (iv) there are difficulties and delays in integrating OneWest with CIT or fully realizing projected cost savings and other projected benefits of the transaction, (v) business disruption during the

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pendency of or following the transaction, including diversion of management time, reputation risk, and the reaction of customers and counterparties to the transaction, (vi) changes in asset quality and risk as a result of the transaction, (vii) CIT is unsuccessful in implementing its strategy and business plan, (viii) CIT is unable to react to and address key business and regulatory issues, and (ix) changes in general economic conditions, including changes in interest rates and capital markets. CIT describes these and other risks that could affect its results in Item 1A, “Risk Factors,” of CIT’s latest Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the Securities and Exchange Commission. Accordingly, investors should not place undue reliance on the forward-looking statements contained in this Current Report on Form 8-K. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

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SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2014

CIT GROUP INC.

By:	/s/ Robert J. Ingato
Name:	Robert J. Ingato
Title:	Executive Vice President & General Counsel

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EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, by and among CIT Group Inc., IMB Holdco LLC, Carbon Merger Sub LLC and JCF III HoldCo I L.P., dated as of July 21, 2014.
10.1	Stockholders Agreement, by and among CIT Group Inc. and the parties listed on the signature pages thereto, dated as of July 21, 2014.
10.2	Retention Letter Agreement, dated July 21, 2014, between CIT Group Inc. and Steven Mnuchin.
10.3	Retention Letter Agreement, dated July 21, 2014, between CIT Group Inc. and Joseph Otting and Attached Restricted Stock Unit Award Agreements.
10.4	Retention Letter Agreement, dated July 21, 2014, between CIT Group Inc. and Nelson Chai and Attached Restricted Stock Unit Award Agreement.

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